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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM T-1

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                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility of
                   a Trustee Pursuant to Section 305(b)(2) [ ]

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                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   31-0841368
                      (I.R.S. Employer Identification No.)

            800 NICOLLET MALL                               55402
         MINNEAPOLIS, MINNESOTA                           (Zip Code)
(Address of principal executive offices)

                                   ----------

                                  JACK ELLERIN
                         U.S. BANK NATIONAL ASSOCIATION
                               25 PARK PLACE, N.E.
                                   24TH FLOOR
                           ATLANTA, GEORGIA 30303-2900
                                 (404) 588-7296
            (Name, address and telephone number of agent for service)

                     TEXTRON FINANCIAL CANADA FUNDING CORP.

           NOVA SCOTIA, CANADA                               N/A
     (State or other jurisdiction of          (IRS employer identification no.)
     incorporation or organization)

   5515 NORTH SERVICE ROAD, 2ND FLOOR                  L7L 6G4 (CANADA)
           BURLINGTON, ONTARIO                            (Zip Code)
(Address of principal executive offices)

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                                 DEBT SECURITIES
                       (Title of the indenture securities)

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ITEM 1.      GENERAL INFORMATION.

             Furnish the following information as to the trustee-

             (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency
                  Washington, D.C.

             (b)  Whether it is authorized to exercise corporate trust powers.

                  Yes.

ITEM 2.      AFFILIATIONS WITH OBLIGOR.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             None.

ITEMS 3.-15. ITEMS 3 - 15 ARE NOT APPLICABLE BECAUSE, TO THE BEST OF THE
             TRUSTEE'S KNOWLEDGE, THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

ITEM 16.     LIST OF EXHIBITS.

             List below all exhibits filed as a part of this statement of eligibility.

             1. A copy of the Articles of Association of the Trustee as now in effect.*

             2. A copy of the certificate of authority of the Trustee to commence business, if not contained in the articles of association.*

             3. A copy of the authorization of the Trustee to exercise corporate trust powers.*

             4. A copy of the existing by-laws of the Trustee as now in effect.*

             5. A copy of each indenture referred to in Item 4, if the obligor is in default.

                   Not Applicable

             6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

             7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2006, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4 filed by Revlon Consumer Products Corp., Registration Number 333-128217.


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                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 16th day of November, 2006.

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/ Jack Ellerin
                                            ------------------------------------
                                            Jack Ellerin
                                            Vice President


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                                    Exhibit 6

                               CONSENT OF TRUSTEE

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 16, 2006

                                        U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/ Jack Ellerin
                                            ------------------------------------
                                            Jack Ellerin
                                            Vice President


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                                    Exhibit 7

                               REPORT OF CONDITION
                                   (ATTACHED)


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U.S. Bank National Association
425 Walnut Street                                       FFIEC 031
Cincinnati, Ohio                            Consolidated Report of Condition
FDIC Certificate Number: 6548                       for June 30, 2006

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET                                                 C400

Dollar Amounts in Thousands

ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                                RCFD
    a. Non-interest bearing balances and currency and coin (1)...........................................   0081     7,229,463 1.a
    b. Interest-bearing balances (2).....................................................................   0071        21,320 1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)........................................   1754        98,314 2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)......................................   1773    38,182,065 2.b
3.  Federal funds sold and securities purchased under agreements to resell:                                 RCON
    a. Federal funds sold in domestic offices............................................................   B987     3,138,334 3.a
                                                                                                            RCFD
    b. Securities purchased under agreements to resell (3)...............................................   B989        67,900 3.b
4.  Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale..............................................                        5369     2,581,575 4.a
    b. Loans and leases, net of unearned income....................................   B528   137,947,507                      4.b
    c. LESS: Allowance for loan and lease losses...................................   3123     1,885,618                      4.c
    d. Loans and leases, net of unearned income and allowance
      (item 4.b minus 4.c)..............................................................................   B529   136,061,889
5.  Trading assets (from Schedule RC-D).................................................................   3545       707,364 5
6.  Premises and fixed assets (including capitalized leases)............................................   2145     1,738,725 6
7.  Other real estate owned (from Schedule RC-M)........................................................   2150       162,074 7
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)............   2130        98,426 8
9.  Customers' liability to this bank on acceptances outstanding........................................   2155           N/A 9
10. Intangible assets:                                                                                                        10
    a. Goodwill.........................................................................................   3163     7,269,959 10.a
    b. Other intangible assets from Schedule RC-M.......................................................   0426     4,502,925 10.b
11. Other assets (from Schedule RC-F)...................................................................   2160    10,693,616 11
12. Total assets (sum of items 1 through 11)............................................................   2170   212,553,949 12


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U.S. Bank National Association
425 Walnut Street                                       FFIEC 031
Cincinnati, Ohio                            Consolidated Report of Condition
FDIC Certificate Number: 6548                       for June 30, 2006

SCHEDULE RC - CONTINUED

                                                     Dollar Amounts in Thousands

LIABILITIES
13. Deposits:                                                                                              RCON
    a. In domestic offices (sum of totals of columns A and C from Schedule
       RC-E, part I):                                                                                      2200   117,337,830 13.a
       (1) Noninterest-bearing (4).................................................   6631    31,602,577                      13.a.1
       (2) Interest-bearing........................................................   6636    85,735,253                      13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                       RCFN
       (from Schedule RC-E, part II)...............................................                        2200    18,091,610 13.b
       (1) Noninterest-bearing (4).................................................   6631             0                      13.b.1
       (2) Interest-bearing........................................................   6636    18,091,610                      13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:                            RCON
    a. Federal funds purchased in domestic offices (5)..................................................   B993     2,976,736 14.a
                                                                                                           RCFD
    b. Securities sold under agreements to repurchase (6)...............................................   B995     6,713,755 14.b
15. Trading liabilities (from Schedule RC-D)............................................................   3548       370,755 15
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M)............................................................   3190    32,369,084 16
17. Not applicable......................................................................................
18. Bank's liability on acceptances executed and outstanding............................................   2920           N/A 18
19. Subordinated notes and debentures (7)...............................................................   3200     6,909,696 19
20. Other liabilities (from Schedule RC-G)..............................................................   2930     6,518,843 20
21. Total liabilities (sum of items 13 through 20)......................................................   2948   191,288,309 21
22. Minority interest in consolidated subsidiaries......................................................   3000     1,033,230 22
    EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.......................................................   3838             0 23
24. Common stock........................................................................................   3230        18,200 24
25. Surplus (exclude all surplus related to preferred stock)............................................   3839    11,804,040 25
26. a. Retained earnings................................................................................   3632     9,545,809 26.a
    b. Accumulated other comprehensive income (8).......................................................   B530    -1,135,639 26.b
27. Other equity capital components (9).................................................................   A130             0 27
28. Total equity capital (sum of items 23 through 27)...................................................   3210    20,232,410 28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)...............   3300   212,553,949 29


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MEMORANDUM

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.

1.   Indicated in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed for the
     bank by independent external auditors as of any date         RCFD   Number
     during 2005                                                  6724   N/A M.1

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3= Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4= Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6=   Review of the bank's financial statements by external auditors

7=   Compilation of the bank's financial statements by external auditors

8=   Other audit procedures (excluding tax preparation work)

9=   No external audit work

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(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4) Includes total demand deposits and noninterest-bearing time and savings deposits.

(5) Report overnight Federal Home Loan Bank advances and Schedule RC, item 16, "other borrowed money."

(6) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)  Includes limited-life preferred stock and related surplus.

(8) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)  Includes treasury stock and unearned Employee Stock Ownership Plan Shares.


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